Exhibit 99.1


  Western Alliance Reports Net Income of $11.1 Million or $0.35 Per Share for the Third Quarter 2007 and Announces Election of New Director

    LAS VEGAS--(BUSINESS WIRE)--Oct. 18, 2007--Western Alliance
Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2007.

    Third Quarter 2007 Highlights:

    -- Net income of $11.1 million, up 39.5% from $7.9 million in the second quarter 2007 and down 4.2% from $11.6 million for the third quarter 2006

    -- Diluted earnings per share of $0.35, up 40% from $0.25 in the second quarter 2007 and down 12.5% from $0.40 in the third quarter 2006

    -- Net revenue (sum of net interest income and non-interest income) of $52.7 million, up 1.6% from $51.8 million in the second quarter 2007 and 20.0% from $43.9 million for the third quarter 2006

    -- Loans of $3.55 billion at September 30, 2007, up 4.7% or $158 million from June 30, 2007, and 21.5% or $627 million from one year ago, including organic growth of $158 million and $334 million, respectively

    -- Deposits of $3.79 billion at September 30, 2007, down 0.6% or $23 million from June 30, 2007, and up 16.7% or $542 million from one year ago, including an organic decline of $23 million and an organic increase of $140 million, respectively

    --  Acquired a majority interest in Shine Investment Advisory
        Services, Inc. on July 31, 2007.

    New Director

    Kenneth A. Vecchione has been elected Director of Western Alliance. He is the former Vice Chairman and Chief Financial Officer of MBNA Corporation with prior work experience at AT&T Universal Card, First Data Corp and Citicorp Credit Card Services. He will commence his new responsibilities as Chief Financial Officer of Apollo Global Management, L.P. on October 29, 2007. Vecchione is a graduate of the State University of New York.

    Acquisition Activity

    On July 31, 2007, we acquired a majority interest in Shine
Investment Advisory Services (Shine). At the time of the acquisition, Shine had $410 million in assets under management, primarily in the state of Colorado. No income from Shine's operations was recognized by Western Alliance prior to August 1, 2007.

    Financial Performance

    Western Alliance Bancorporation reported net income of $11.1 million for the third quarter 2007, up 39.5 percent from $7.9 million for the second quarter 2007 and down 4.2 percent from $11.6 million for the third quarter 2006. Diluted earnings per share were $0.35. Third quarter 2007 income includes a $1.3 million ($0.04 per share) after-tax gain primarily due to valuation adjustments and realized gains in our securities portfolio, a $0.5 million ($0.02 per share) loss from the de novo bank subsidiary, Alta Alliance Bank, and a $0.6 million loss ($0.02 per share) from PartnersFirst, the Company's affinity credit card initiative.

    Effective January 1, 2007 the Company adopted Financial Accounting Standard 159, which permitted the election of fair value measurement of certain assets and liabilities. Western Alliance elected this option for $252 million of securities with an estimated average remaining duration of three years. Under FAS 159, the book value of these securities floats with market valuations as a non-cash adjustment to earnings. In 2006, these securities were classified as "available for sale" or "held to maturity" and changes in valuations were either reflected as a direct adjustment to equity or disclosed but not recognized, depending on their classification. The valuation increase in this portfolio resulting from the decrease in market rates in the third quarter 2007 was $1.1 million, net of tax.

    Loans organically grew $158 million to $3.55 billion at September 30, 2007 from June 30, 2007 and increased $627 million, including organic growth of $334 million, from September 30, 2006. Deposits decreased $23 million to $3.79 billion from June 30, 2007 and increased $542 million, including organic growth of $140 million, from September 30, 2006.

    "Our performance again reflected some of the challenges facing our primary markets, particularly in the real estate sector. Despite our substantial increase in nonaccrual loans during the quarter from $1 million to $16 million as delinquent loans became nonperforming, I am pleased that delinquent loans decreased by an additional $12 million for a total decline of $28 million in this category," said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. "We also made progress on decelerating our expense growth by reducing our staff count to 987 from 1,000 at June 30, even though we opened three new offices during the quarter. In the future we expect our branch expansion to slow significantly, which should facilitate continued improvement in this area and a lower efficiency ratio.

    "We were pleased to complete our acquisition of a majority interest in Shine Investment Advisory Services during the quarter, expanding our financial services franchise into Colorado by joining forces with an established team of proven professionals. PartnersFirst's marketing efforts are off to a strong start with 10 affinity relationships, and we continue to benefit from high interest in our program from a number of prospect organizations nationwide. We will be issuing our first affinity cards next month and begin executing our strategy to ensure our product becomes the card of choice for our customers.

    "Finally, I'm delighted Ken Vecchione has joined our company as a Director. Ken's long and exceptional career with credit card organizations provides considerable additional strength to the WAL Board and our PartnersFirst team. In particular, his leadership as CFO of MBNA will be invaluable to our operation as MBNA was easily the most successful affinity card company worldwide."

    Income Statement

    Net interest income increased 19.1 percent to $46.8 million in the third quarter 2007 from $39.3 million in the third quarter 2006. The interest margin in the third quarter 2007 was 4.38 percent, compared to 4.52 percent in the second quarter 2007. The margin was 4.42 percent in the third quarter 2006.

    The provision for loan losses was $3.9 million for the third quarter 2007 compared to $2.0 million for the second quarter 2007 and $1.0 million for the third quarter 2006. Non-accrual loans were $16.3 million or 0.46 percent of total loans at September 30, 2007, compared to $0.6 million or 0.02 percent of total loans at September 30, 2006. Net charge offs were $0.6 million for the third quarter 2007, compared to $0.4 million for the same period in 2006.

    Non-interest income was $5.9 million for the third quarter 2007, up 27.4 percent from $4.6 million for the same period in 2006. For the second quarter 2007, non-interest income was $6.0 million.

    Net revenue was $52.7 million for the third quarter 2007, up 20.0 percent from $43.9 million for the third quarter 2006. For the second quarter 2007, net revenue was $51.8 million.

    Non-interest expense was $34.6 million for the third quarter 2007, up 38.0 percent from $25.1 million for the same period in 2006. For the second quarter 2007, non-interest expense was $33.7 million. We had 987 full-time equivalent employees on September 30, 2007 compared to 1,000 on June 30, 2007 and 763 on September 30, 2006. We had 38 full-service banking offices on September 30, 2007 compared to 35 on June 30, 2007 and 29 on September 30, 2006.

    Net income decreased 4.2 percent to $11.1 million for the third quarter 2007 compared to $11.6 million for the same period last year. Diluted earnings per share were $0.35 compared with $0.40 for the third quarter 2006, a decrease of 12.5 percent. Average diluted shares increased 8.7 percent to 31.7 million for the third quarter 2007 compared to 29.2 million for the third quarter 2006.

    For the first nine months of 2007 compared to 2006, net income decreased 1.5 percent from $30.9 million to $30.4 million and fully-diluted earnings per share decreased 10.8 percent from $1.11 to $0.99.

    Balance Sheet

    Loans totaled $3.55 billion at September 30, 2007, an increase of $158 million or 4.7 percent from June 30, 2007 and 21.5 percent from $2.92 billion at September 30, 2006. Total loans acquired in the First Independent merger on March 31, 2007, were $293 million. Organic loan growth for the quarter and nine months ended September 30, 2007 was $158 million and $252 million, respectively. At September 30, 2007 the allowance for loan losses was 1.13 percent of gross loans, compared to
1.09 percent at June 30, 2007 and 1.13 percent at September 30, 2006.

    Deposits totaled $3.79 billion at September 30, 2007, a decrease of $23 million from June 30, 2007 and an increase of $542 million from $3.25 billion at September 30, 2006. Total deposits acquired in the First Independent merger were $403 million. Organic deposit growth for the quarter and 12 months ended September 30, 2007 was a decline of $56 million and an increase of $140 million, respectively.

    Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 29.3 percent of total deposits at September 30, 2007. At September 30, 2007, non-interest bearing deposits from title companies were 5.5 percent of total deposits compared to 6.4 percent at June 30, 2007, and 8.4 percent at September 30, 2006. Excluding non-interest bearing title company deposits, customer deposits and customer repurchase agreements totaled $3.81 billion at September 30, 2007, representing organic growth of 1.0 percent or $38 million from June 30, 2007, and organic growth of 8.9 percent or $278 million from one year ago.

    At September 30, 2007 the company's loan to deposit ratio was 93.5 percent compared to 89.8 percent one year earlier. Fed funds sold totaled $38 million at September 30, 2007, down 63.8 percent from $104 million one year earlier.

    Stockholders' equity increased $123 million from September 30, 2006 to $516 million at September 30, 2007, due primarily to stock issued in connection with the acquisition of First Independent Capital and an increase in retained earnings. At September 30, 2007 tangible common equity was 5.7 percent of tangible assets and total risk-based capital was 10.3 percent of risk-weighted assets.

    Western Alliance repurchased 559,900 shares of its common stock during the quarter ended September 30, 2007 under its $50 million share repurchase program effective through the end of 2008. The average per share price paid for the repurchased stock was $26.41.

    Total assets increased 25.0 percent to $5.00 billion at September 30, 2007 from $4.00 billion at September 30, 2006. Of this growth, $470 million was organic, while $531 million represents the assets acquired through the First Independent merger on March 31, 2007.

    Operating Unit Highlights

    Bank of Nevada reported a loan increase of $39 million during the third quarter 2007 and an increase of $154 million during the last 12 months to $2.16 billion at September 30, 2007. Deposits decreased $53 million and $184 million to $2.12 billion during the same periods, respectively. Net income at Bank of Nevada was $9.4 million during the third quarter 2007 compared with $7.3 million during the second quarter 2007 and $10.9 million for the same period last year.

    Alliance Bank of Arizona reported loan growth of $38 million during the third quarter 2007 and $27 million during the last 12 months to $562 million. Deposits decreased $34 million and increased $156 million to $628 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $1.1 million during the third quarter 2007 compared with $0.7 million during the second quarter 2007 and $1.3 million for the same period one year ago.

    Torrey Pines Bank, which includes PartnersFirst, reported loan growth of $46 million during the third quarter 2007 and $80 million during the last 12 months to $481 million. Deposits increased $10 million and $37 million to $534 million during the same periods, respectively. Net income at Torrey Pines Bank was $1.1 million during the third quarter 2007 compared with $1.0 million during the second quarter 2007 and $1.3 million during the third quarter 2006.

    Alta Alliance Bank reported loan growth of $11 million during the third quarter 2007 and $33 million since its inception October 16, 2006. Deposits increased $9 million for the quarter and grew to $57 million since inception. Alta Alliance Bank incurred a net loss of $0.5 million during the third quarter 2007 compared to $0.6 million during the second quarter 2007.

    First Independent Bank reported loan growth of $29 million during the third quarter 2007 to $339 million. Deposits increased $44 million to $458 million during the third quarter 2007. Net income at First Independent Bank was $1.4 million during the third quarter.

    Assets under management at Miller/Russell and Associates, Shine and Premier Trust were $2.33 billion at September 30, 2007, up 53.3 percent (24.8 percent organic) from $1.52 billion at September 30, 2006. Assets under administration by the three entities increased 49.4 percent (23.9 percent organic) from $1.70 billion to $2.54 billion at September 30, 2007.

    Attached to this press release is summarized financial information for the quarter ended September 30, 2007.

    Conference Call

    Western Alliance Bancorporation will host a conference call to discuss its third quarter 2007 financial results at 12:30 p.m. ET on Friday, October 19, 2007. Participants may access the call by dialing 888-713-4495 using the pass code 4231550. The call will be recorded and made available for replay after 5:00 p.m. October 19 until 11 p.m. October 26 by dialing 888-203-1112 using the pass code 4231550.

    Cautionary Note Regarding Forward-Looking Statements

    This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the annual report on Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management's estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management's estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

    We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

    About Western Alliance Bancorporation

    Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.


           Western Alliance Bancorporation and Subsidiaries
                 Summary Consolidated Financial Data
                              Unaudited
               At or for the three months     For the nine months
                   ended September 30,        ended September 30,
                 2007      2006   Change %  2007     2006    Change %
----------------------------------------------------------------------

Selected
 Balance Sheet
 Data:
($ in
 millions)
Total assets   $5,003.4 $ 4,002.8    25.0%
Gross loans,
 including net
 deferred fees  3,546.5   2,919.6    21.5
Securities        788.4     554.1    42.3
Federal funds
 sold              37.6     103.8  (63.8)
Deposits        3,792.7   3,250.3    16.7
Borrowings        560.5     259.2   116.2
Junior
 subordinated
 and
 subordinated
 debt             113.7      81.9    38.8
Stockholders'
 equity           515.9     393.1    31.2

Selected
 Income
 Statement
 Data:
($ in
 thousands)
Interest
 income        $ 80,473 $  64,344    25.1%$224,632 $165,923      35.4%
Interest
 expense         33,699    25,068    34.4   91,176   57,710      58.0
               -------- ---------         -------- --------
Net interest
 income          46,774    39,276    19.1  133,456  108,213      23.3
Provision for
 loan losses      3,925       953   311.9    6,378    3,950      61.5
               -------- ---------         -------- --------
Net interest
 income after
 provision for
 loan losses     42,849    38,323    11.8  127,078  104,263      21.9
Gain on sale
 of securities      380         -   100.0      664        -     100.0
Mark-to-market
 gains
 (losses)
 (net)            1,676         -   100.0  (2,103)        -     100.0
Non-interest
 income           5,899     4,631    27.4   17,508   12,609      38.9
Non-interest
 expense         34,621    25,057    38.2   97,816   69,147      41.5
               -------- ---------         -------- --------
Income before
 income taxes    16,183    17,897   (9.6)   45,331   47,725     (5.0)
Income tax
 expense          5,100     6,330  (19.4)   14,899   16,844    (11.5)
               -------- ---------         -------- --------
Net Income     $ 11,083 $  11,567   (4.2) $ 30,432 $ 30,881     (1.5)
               ======== =========         ======== ========
Memo:
 intangible
 asset
 amortization
 expense, net
 of tax        $    260 $     242     7.4 $  1,074 $    499     100.0
               -------- ---------         -------- --------

Common Share
 Data:
Net income per
 share:
Diluted net
 income per
 share             0.35      0.40  (12.5)     0.98     1.11    (11.7)
Book value per
 share            17.21     14.57    18.1
Tangible book
 value per
 share (net of
 tax)              9.38      9.31     0.8
Average shares
 outstanding
 (in
 thousands):
   Basic         29,501    26,471    11.4   28,715   25,216      13.9
   Diluted       31,703    29,161     8.7   30,916   27,833      11.1
Common shares
 outstanding     29,982    26,977    11.1

           Western Alliance Bancorporation and Subsidiaries
           Summary Consolidated Financial Data (continued)
                              Unaudited
               At or for the three months     For the nine months
                   ended September 30,        ended September 30,
                 2007      2006   Change %  2007     2006    Change %
----------------------------------------------------------------------

Selected
 Performance
 Ratios:
Return on
 average
 assets (1)        0.90%     1.16% (22.4)%    0.90%    1.17%   (23.1)%
Cash return on
 average
 tangible
 assets (1)
 (2)               0.97      1.23  (21.1)     0.97     1.22    (20.5)
Return on
 average
 stockholders'
 equity (1)        8.46     12.09  (30.0)     8.40    12.48    (32.7)
Cash return on
 average
 tangible
 stockholders'
 equity (1)
 (2)              16.37     19.96  (18.0)    15.37    17.63    (12.8)
Net interest
 margin (1)        4.38      4.42   (0.9)     4.49     4.56     (1.5)
Net interest
 spread            3.36      3.29     2.1     3.39     3.45     (1.7)
Efficiency
 ratio - tax
 equivalent
 basis            65.14     57.04    14.2    63.85    57.10      11.8
Loan to
 deposit ratio    93.51     89.83     4.1

Capital
 Ratios:
   Tangible
    Common
    Equity          5.7%      6.4% (10.9)%
   Tier 1
    leverage
    ratio           7.7       8.4   (8.3)
   Tier 1 Risk
    Based
    Capital         8.0       9.5  (15.8)
   Total Risk
    Based
    Capital        10.3      11.0   (6.4)

Asset Quality
 Ratios:
Net charge-
 offs to
 average loans
 outstanding
 (1)               0.07%     0.05%   40.0%    0.14%  (0.01)%(1,500.0)%
Non-accrual
 loans to
 gross loans       0.46      0.02 2,200.0
Non-accrual
 loans and
 OREO to total
 assets            0.33      0.02 1,550.0
Loans past due
 90 days and
 still
 accruing to
 total loans       0.01      0.00   100.0
Allowance for
 loan losses
 to gross
 loans             1.13      1.13     0.0
Allowance for
 loan losses
 to non-
 accrual loans  245.29%  5481.79%  (95.5)
===================================================
(1) Annualized for the three and nine-month periods ended September 30, 2007 and 2006.
(2) Cash return is defined as net income before intangible asset amortization expense.


Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited                        Three Months Ended Nine Months Ended
                                   September 30,      September 30,
(in thousands, except per share
 data)                             2007     2006      2007      2006
----------------------------------------------------------------------
Interest income on:
Loans, including fees            $ 69,066 $  57,508 $195,279  $144,266
Securities                         11,049     6,541   27,953    20,459
Federal funds sold and other          358       295    1,400     1,198
                                 -------------------------------------
     Total interest income         80,473    64,344  224,632   165,923
                                 -------------------------------------
Interest expense on:
Deposits                           26,571    18,987   74,276    44,329
Borrowings                          5,270     4,487   11,491    10,082
Junior subordinated and
 subordinated debt                  1,858     1,594    5,409     3,299
                                 -------------------------------------
     Total interest expense        33,699    25,068   91,176    57,710
                                 -------------------------------------
     Net interest income           46,774    39,276  133,456   108,213
Provision for loan losses           3,925       953    6,378     3,950

                                 -------------------------------------
        Net interest income after
         provision for loan
         losses                    42,849    38,323  127,078   104,263
                                 -------------------------------------
Gain from sale of securities          380         -      664         -
Mark-to-market gains (losses),
 net                                1,676         -   (2,103)        -
Other income:
Trust and investment advisory
 services                           2,633     1,897    6,875     5,335
Service charges                     1,253       918    3,489     2,453
Bank-owned life insurance             962       641    2,850     1,862
Other                               1,051     1,175    4,294     2,959
                                 -------------------------------------
                                    5,899     4,631   17,508    12,609
                                 -------------------------------------
Other expense:
Compensation                       20,556    14,243   56,410    39,352
Occupancy                           5,240     3,556   14,351     9,146
Customer service                    1,675     1,817    4,895     5,029
Merger expenses                         -         -      747         -
Intangible amortization               260       242    1,074       499
Other                               6,890     5,199   20,339    15,121
                                 -------------------------------------
                                   34,621    25,057   97,816    69,147
                                 -------------------------------------
Income before income taxes         16,183    17,897   45,331    47,725

Income tax expense                  5,100     6,330   14,899    16,844
                                 -------------------------------------

Net income                       $ 11,083 $  11,567 $ 30,432  $ 30,881
                                 =====================================

Diluted earnings per share       $   0.35 $    0.40 $   0.98  $   1.11
                                 =====================================


Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
                                        Quarter ended
                        ----------------------------------------------

                        September   June    March   December September
($ in thousands, except    30,      30,      31,      31,       30,
 per share data)          2007      2007     2007     2006     2006
----------------------------------------------------------------------
Interest income on:
Loans, including fees     $69,066 $67,193  $59,020  $59,526    $57,508
Securities                 11,049   9,144    7,760    7,037      6,541
Federal funds sold and
 other                        358     509      533      600        295
                        ----------------------------------------------
     Total interest
      income               80,473  76,846   67,313   67,163     64,344
                        ----------------------------------------------
Interest expense on:
Deposits                   26,571  25,832   21,873   21,284     18,987
Borrowings                  5,270   3,316    2,905    3,743      4,487
Junior subordinated and
 subordinated debt          1,858   1,872    1,679    1,561      1,594
                        ----------------------------------------------
     Total interest
      expense              33,699  31,020   26,457   26,588     25,068
                        ----------------------------------------------
     Net interest income   46,774  45,826   40,856   40,575     39,276
Provision for loan
 losses                     3,925   2,012      441      709        953

                        ----------------------------------------------
       Net interest
        income after
        provision          42,849  43,814   40,415   39,866     38,323
                        ----------------------------------------------
Gain (loss) from sale of
 securities                   380       -      284   (4,436)         -
Mark-to-market gains
 (losses), net              1,676  (3,766)     (13)       -          -
Other income:
Trust and other fees        2,633   2,137    2,105    2,011      1,897
Service charges             1,253   1,167    1,069      996        918
Bank-owned life
 insurance                    962     960      928      799        641
Other                       1,051   1,755    1,488    1,454      1,175
                        ----------------------------------------------
                            5,899   6,019    5,590    5,260      4,631
                        ----------------------------------------------
Other expense:
Compensation               20,556  18,821   17,033   15,415     14,243
Occupancy                   5,240   4,872    4,239    3,812      3,556
Customer service            1,675   1,897    1,323    1,655      1,817
Merger expenses                 -     747        -        -          -
Intangible amortization       260     557      257      263        242
Other                       6,890   7,380    6,069    5,794      5,199
                        ----------------------------------------------
                           34,621  34,274   28,921   26,939     25,057
                        ----------------------------------------------
Income before income
 taxes                     16,183  11,793   17,355   13,751     17,897
Income tax expense          5,100   3,847    5,952    4,744      6,330
                        ----------------------------------------------
Net income                $11,083 $ 7,946  $11,403  $ 9,007    $11,567
                        ==============================================

Diluted earnings per
 share                    $  0.35 $  0.25  $  0.39  $  0.31    $  0.40
                        ==============================================


Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
                         September  June     March  December September
                            30,      30,      31,      31,      30,
($ in millions)            2007     2007     2007     2006     2006
----------------------------------------------------------------------
Assets
Cash and due from banks  $  128.9 $  122.9 $  129.7 $  143.7 $  103.3
Federal funds sold           37.6     73.0    166.8    121.2    103.8

                         ---------------------------------------------
        Cash and cash
         equivalents        166.5    195.9    296.5    264.9    207.1
                         ---------------------------------------------

Securities                  788.4    685.6    630.9    542.0    554.1
Gross loans, including
 net deferred loan fees:
   Construction and land
    development             801.7    765.4    757.5    715.5    768.7
   Real estate:
     Commercial           1,484.1  1,437.9  1,420.6  1,232.3  1,168.8
     Residential            466.6    436.6    403.7    384.1    385.4
   Commercial and
    industrial              752.1    709.2    722.6    645.5    574.2
   Consumer                  50.0     46.8     38.2     29.6     26.1
   Net deferred fees         (8.0)    (7.0)    (6.6)    (3.7)    (3.6)
                         ---------------------------------------------
                          3,546.5  3,388.9  3,336.0  3,003.3  2,919.6
Less: Allowance for loan
 losses                     (39.9)   (36.9)   (37.5)   (33.6)   (33.1)
                         ---------------------------------------------
     Loans, net           3,506.6  3,352.0  3,298.5  2,969.7  2,886.5
                         ---------------------------------------------
Premises and equipment,
 net                        138.4    130.3    125.6     99.9     93.8
Bank owned life insurance    87.1     86.2     85.2     82.1     56.3
Goodwill and other
 intangibles                243.1    237.4    237.4    147.5    146.7
Other assets                 73.3     59.4     53.5     63.5     58.3
                         ---------------------------------------------
     Total assets        $5,003.4 $4,746.8 $4,727.6 $4,169.6 $4,002.8
                         =============================================

Liabilities and
 Stockholders' Equity
Liabilities
Non-interest bearing
 demand deposits         $1,112.1 $1,160.5 $1,243.0 $1,158.2 $1,058.7
Interest bearing
 deposits:
Demand                      259.2    263.8    268.7    242.4    249.3
Savings and money market  1,710.8  1,684.7  1,648.1  1,407.9  1,403.6
Time, $100 and over         641.0    634.8    610.8    524.9    460.4
Other time                   69.6     72.0     78.5     67.0     78.3
                         ---------------------------------------------
                          3,792.7  3,815.8  3,849.1  3,400.4  3,250.3
Customer repurchase
 agreements                 204.1    195.7    176.0    170.7    149.2
Borrowings                  356.4     90.9     56.6     69.0    110.0
Junior subordinated and
 subordinated debt          113.7    110.2    110.4    101.9     81.9
Accrued interest payable
 and other liabilities       20.6     14.8     24.3     19.0     18.3
                         ---------------------------------------------
     Total liabilities    4,487.5  4,227.4  4,216.4  3,761.0  3,609.7
                         ---------------------------------------------
Stockholders' Equity
Common stock and
 additional paid-in
 capital                    379.2    383.8    381.2    287.5    285.4
Retained earnings           149.8    138.8    130.8    126.2    117.2
Accumulated other
 comprehensive loss         (13.1)    (3.2)    (0.8)    (5.1)    (9.5)
                         ---------------------------------------------
     Total stockholders'
      equity                515.9    519.4    511.2    408.6    393.1
                         ---------------------------------------------
     Total liabilities
      and stockholders'
      equity             $5,003.4 $4,746.8 $4,727.6 $4,169.6 $4,002.8
                         =============================================


Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
                                        Quarter Ended
                        September   June    March   December September
                           30,      30,      31,      31,       30,
(in thousands)            2007      2007     2007     2006     2006
----------------------------------------------------------------------

Balance, beginning of
 period                  $36,946  $37,519  $33,551  $33,110   $32,158
Acquisitions                (370)      83    3,706        -       403
Provisions charged to
 operating expenses        3,925    2,012      441      709       953
Recoveries of loans
 previously charged-
 off:
     Construction and
      land development         -        -        -        -         -
     Commercial real
      estate                   -        -        -        -         -
     Residential real
      estate                   -        -        -        -         -
     Commercial and
      industrial              14       83       71       81        16
     Consumer                 12        9        8       51         5
                        ----------------------------------------------
          Total
           recoveries         26       92       79      132        21
Loans charged-off:
     Construction and
      land development         -        -        -       64         -
     Commercial real
      estate                   -        -        -        -         -
     Residential real
      estate                   -        -        -        -         -
     Commercial and
      industrial             328    2,727       91      198       398
     Consumer                288       33      167      138        27
                        ----------------------------------------------
          Total
           charged-off       616    2,760      258      400       425
Net charge-offs              590    2,668      179      268       404
                        ----------------------------------------------
Balance, end of period   $39,911  $36,946  $37,519  $33,551   $33,110
                        ==============================================

Net charge-offs
 (annualized) to average
 loans outstanding          0.07%    0.31%    0.02%    0.04%     0.05%
Allowance for loan
 losses to gross loans      1.13     1.09     1.12     1.12      1.13
Non-accrual loans        $16,271  $   717  $ 1,775  $ 1,417   $   604
Other impaired loans,
 acquired through
 merger                    2,772      816      827      839     1,351
Other real estate owned      149        -        -        -         -
Loans past due 30 to 89
 days, still accruing      5,012   26,716   11,447    6,795     7,292
Loans past due 90 days,
 still accruing              321    6,431      331      794        18


Western Alliance Bancorporation and Subsidiaries
Average Balances, Yields and Rates Paid
Unaudited

                                    Three Months Ended September 30,
                                                 2007
----------------------------------------------------------------------

                                                              Average
                                     Average                   Yield/
                                      Balance      Interest     Cost
Earning Assets                     (in millions)(in thousands)
Securities (1)                         $  736.4        $10,807  6.08%
Federal funds sold                         26.1            358  5.44%
Loans (1)                               3,502.1         69,066  7.82%
Restricted stock                           19.1            242  5.03%
                                   -----------------------------------
Total earnings assets                   4,283.7         80,473  7.50%
Non-earning Assets
Cash and due from banks                   103.8
Allowance for loan losses                 (39.0)
Bank-owned life insurance                  86.5
Other assets                              434.1
                                   -------------
Total assets                           $4,869.1
                                   =============
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking              $  263.5          1,658  2.50%
Savings and money market                1,728.1         16,335  3.75%
Time deposits                             704.6          8,578  4.83%
                                   -----------------------------------
                                        2,696.2         26,571  3.91%
Borrowings                                432.6          5,270  4.83%
Junior subordinated and
 subordinated debt                         98.7          1,858  7.47%
                                   -----------------------------------
Total interest-bearing liabilities      3,227.5         33,699  4.14%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits     1,096.2
Other liabilities                          25.9
Stockholders' equity                      519.5

                                   -------------
 Total liabilities and
  stockholders' equity                 $4,869.1
                                   =============
Net interest income and margin                         $46,774  4.38%
                                                ==============
Net interest spread                                             3.36%


                                    Three Months Ended September 30,
                                                  2006
----------------------------------------------------------------------

                                                               Average
                                      Average                   Yield/
                                       Balance      Interest     Cost
Earning Assets                      (in millions)(in thousands)
Securities (1)                          $  577.7        $ 6,280  4.32%
Federal funds sold                          19.0            295  6.15%
Loans (1)                                2,914.7         57,508  7.83%
Restricted stock                            17.2            261  6.02%
                                    ----------------------------------
Total earnings assets                    3,528.7         64,344  7.24%
Non-earning Assets
Cash and due from banks                    109.7
Allowance for loan losses                  (32.6)
Bank-owned life insurance                   55.8
Other assets                               288.4
                                    -------------
Total assets                            $3,950.0
                                    =============
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking               $  255.1          1,747  2.72%
Savings and money market                 1,277.3         11,492  3.57%
Time deposits                              518.3          5,748  4.40%
                                    ----------------------------------
                                         2,050.7         18,987  3.67%
Borrowings                                 382.6          4,487  4.65%
Junior subordinated and
 subordinated debt                          81.9          1,594  7.73%
                                    ----------------------------------
Total interest-bearing liabilities       2,515.1         25,068  3.95%
Non-interest Bearing Liabilities
Noninterest-bearing demand
 deposits                                1,027.4
Other liabilities                           28.0
Stockholders' equity                       379.5

                                    -------------
 Total liabilities and
  stockholders' equity                  $3,950.0
                                    =============
Net interest income and margin                          $39,276  4.42%
                                                 ==============
Net interest spread                                              3.29%


(1) Yields on loans and securities have been adjusted to a tax equivalent basis.


Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited


($ in millions)                           Alliance   Torrey     Alta
                                 Bank       Bank      Pines   Alliance
                               of Nevada of Arizona   Bank      Bank
----------------------------------------------------------------------
At September 30, 2007:
Assets                         $3,046.1   $  775.5  $  686.0  $  78.9
Gross loans and deferred fees   2,156.5      562.3     481.0     32.8
Less: Allowance for loan losses   (24.5)      (6.4)     (4.9)    (0.3)
                               ---------------------------------------
Net loans                       2,132.0      555.9     476.1     32.5
                               ---------------------------------------
Deposits                        2,118.8      628.4     533.8     57.1
Stockholders' equity              340.4       55.8      40.5     22.6

Number of branches                   15         10         7        2
Number of full-time equivalent
 employees                          520        138       128       32

(in thousands)
Three Months Ended September
 30, 2007:
Net interest income            $ 28,697   $  7,222  $  6,396  $   566
Provision for loan losses         3,296        117       317       87
                               ---------------------------------------
Net interest income after
 provision for loan losses       25,401      7,105     6,079      479
Gain on sale of securities          380          -         -        -
Mark-to-market gains (net)        1,163        194       319        -
Noninterest income                2,527        416       392       98
Noninterest expense             (15,742)    (6,035)   (4,966)  (1,379)
                               ---------------------------------------
Income (loss) before income
 taxes                           13,729      1,680     1,824     (802)
Income tax expense (benefit)
                                  4,280        557       715     (321)
                               ---------------------------------------
Net income (loss)              $  9,449   $  1,123  $  1,109  $  (481)
                               =======================================
(in thousands)
Nine Months Ended September 30,
 2007:
Net interest income            $ 85,989   $ 21,195  $ 18,428  $ 1,418
Provision for loan losses         5,010        662       484      223
                               ---------------------------------------
Net interest income after
 provision for loan losses       80,979     20,533    17,944    1,195
Gain on sale of securities          375          -         -        -
Mark-to-market losses (net)      (1,758)      (246)      (99)       -
Noninterest income                8,469      1,558     1,290      271
Noninterest expense             (47,125)   (17,276)  (13,707)  (4,147)
                               ---------------------------------------
Income (loss) before income
 taxes                           40,940      4,569     5,428   (2,681)
Income tax expense (benefit)     13,132      1,666     2,212   (1,073)
                               ---------------------------------------
Net income (loss)              $ 27,808   $  2,903  $  3,216  $(1,608)
                               =======================================

($ in millions)           First
                       Independent           Intersegment Consolidated
                          Bank       Other   Eliminations   Company
----------------------------------------------------------------------
At September 30, 2007:
Assets                    $ 586.0  $   18.4      $(187.5)    $5,003.4
Gross loans and
 deferred fees              338.9         -        (25.0)    $3,546.5
Less: Allowance for
 loan losses                 (3.8)        -            -        (39.9)
                       -----------------------------------------------
Net loans                   335.1         -        (25.0)     3,506.6
                       -----------------------------------------------
Deposits                    458.0         -         (3.4)     3,792.7
Stockholders' equity        119.8     (63.2)           -        515.9

Number of branches              4         -            -           38
Number of full-time
 equivalent employees         106        63            -          987

(in thousands)
Three Months Ended
 September 30, 2007:
Net interest income       $ 5,176  $ (1,283)     $     -     $ 46,774
Provision for loan
 losses                       108         -            -        3,925
                       -----------------------------------------------
Net interest income
 after provision for
 loan losses                5,068    (1,283)           -       42,849
Gain on sale of
 securities                     -         -            -          380
Mark-to-market gains
 (net)                          -         -            -        1,676
Noninterest income            232     2,637         (403)       5,899
Noninterest expense        (3,145)   (3,757)         403      (34,621)
                       -----------------------------------------------
Income (loss) before
 income taxes               2,155    (2,403)           -       16,183
Income tax expense
 (benefit)                    723      (854)           -        5,100
                       -----------------------------------------------
Net income (loss)         $ 1,432  $ (1,549)     $     -     $ 11,083
                       ===============================================
(in thousands)
Nine Months Ended
 September 30, 2007:
Net interest income       $10,298  $ (3,872)     $     -     $133,456
Provision for loan
 losses                        (1)        -            -        6,378
                       -----------------------------------------------
Net interest income
 after provision for
 loan losses               10,299    (3,872)           -      127,078
Gain on sale of
 securities                     -       289            -          664
Mark-to-market losses
 (net)                          -         -            -       (2,103)
Noninterest income            452     6,624       (1,156)      17,508
Noninterest expense        (6,418)  (10,299)       1,156      (97,816)
                       -----------------------------------------------
Income (loss) before
 income taxes               4,333    (7,258)           -       45,331
Income tax expense
 (benefit)                  1,453    (2,491)           -       14,899
                       -----------------------------------------------
Net income (loss)         $ 2,880  $ (4,767)     $     -     $ 30,432
                       ===============================================


Western Alliance Bancorporation and Subsidiaries

Operating Segment Results


                                                  Alliance   Torrey
                                         Bank       Bank      Pines
($ in millions)                        of Nevada of Arizona   Bank
----------------------------------------------------------------------
At September 30, 2006:
Assets                                 $2,847.4   $  646.2  $  598.9
Gross loans and deferred fees           2,002.7      535.4     401.5
Less: Allowance for loan losses           (22.7)      (6.0)     (4.4)
                                       -------------------------------
Net loans                               1,980.0      529.4     397.1
                                       -------------------------------
Deposits                                2,303.1      472.1     497.0
Stockholders' equity                      333.7       49.8      38.1

Number of branches                           15          8         6
Number of full-time equivalent
 employees                                  470        130       105

(in thousands)
Three Months Ended September 30, 2006:
Net interest income                    $ 28,540   $  6,110  $  5,864
Provision for loan losses                   680        (99)      372
                                       -------------------------------
Net interest income after provision for
 loan losses                             27,860      6,209     5,492
Noninterest income                        2,129        608       422
Noninterest expense                     (13,722)    (4,784)   (3,842)
Income (loss) before income taxes        16,267      2,033     2,072
Income tax expense (benefit)              5,398        720       808
                                       -------------------------------
Net income (loss)                      $ 10,869   $  1,313  $  1,264
                                       ===============================
(in thousands)
Nine Months Ended September 30, 2006:
Net interest income                    $ 75,897   $ 18,288  $ 16,393
Provision for loan losses                 2,393        583       974
                                       -------------------------------
Net interest income after provision for
 loan losses                             73,504     17,705    15,419
Noninterest income                        5,618      1,639     1,097
Noninterest expense                     (36,880)   (14,019)  (10,627)
Income (loss) before income taxes        42,242      5,325     5,889
Income tax expense (benefit)             14,172      2,004     2,370
                                       -------------------------------
Net income (loss)                      $ 28,070   $  3,321  $  3,519
                                       ===============================

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results


                                             Intersegment Consolidated
($ in millions)                      Other   Eliminations   Company
----------------------------------------------------------------------
At September 30, 2006:
Assets                              $ 464.8     $ (554.5)    $4,002.8
Gross loans and deferred fees             -        (20.0)     2,919.6
Less: Allowance for loan losses           -            -        (33.1)
                                   -----------------------------------
Net loans                                 -        (20.0)     2,886.5
                                   -----------------------------------
Deposits                                  -        (21.9)     3,250.3
Stockholders' equity                  400.7       (429.2)       393.1

Number of branches                        -            -           29
Number of full-time equivalent
 employees                               58            -          763

(in thousands)
Three Months Ended September 30,
 2006:
Net interest income                 $(1,238)    $      -     $ 39,276
Provision for loan losses                 -            -          953
                                   -----------------------------------
Net interest income after provision
 for loan losses                     (1,238)           -       38,323
Noninterest income                   15,344      (13,872)       4,631
Noninterest expense                  (3,164)         455      (25,057)
Income (loss) before income taxes    10,942      (13,417)      17,897
Income tax expense (benefit)           (596)           -        6,330
                                   -----------------------------------
Net income (loss)                   $11,538     $(13,417)    $ 11,567
                                   ===================================
(in thousands)
Nine Months Ended September 30,
 2006:
Net interest income                 $(2,368)    $      3     $108,213
Provision for loan losses                 -            -        3,950
                                   -----------------------------------
Net interest income after provision
 for loan losses                     (2,368)           3      104,263
Noninterest income                   40,441      (36,186)      12,609
Noninterest expense                  (8,737)       1,116      (69,147)
Income (loss) before income taxes    29,336      (35,067)      47,725
Income tax expense (benefit)         (1,702)           -       16,844
                                   -----------------------------------
Net income (loss)                   $31,038     $(35,067)    $ 30,881
                                   ===================================


    CONTACT: Western Alliance Bancorporation
             Robert Sarver, 602-952-5445 (Media)
             Dale Gibbons, 702-248-4200 (Investor)